UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
_____________________

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2010

Wynn Resorts, Limited
(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(Address of principal executive offices of each registrant) (Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 6, 2010, Stephen A. Wynn (“Mr. Wynn”), the Chairman of the Board of Directors of Wynn Resorts, Limited (the “Registrant”), Elaine P. Wynn (“Ms. Wynn”) and Aruze USA, Inc. (“Aruze”), a Nevada corporation, entered into an Amended and Restated Stockholders Agreement (the “Amended and Restated Stockholders Agreement”) whereby that certain Stockholders Agreement, entered into as of April 11, 2002, between Mr. Wynn and Aruze, as amended by that certain Amendment to Stockholders Agreement, entered into as of November 8, 2006, between Mr. Wynn and Aruze, the Waiver and Consent, dated July 31, 2009, and the Waiver and Consent, dated as of August 13, 2009, was amended and restated in its entirety.  Pursuant to the Amended and Restated Stockholders Agreement, Ms. Wynn (a) became a party to the Amended and Restated Stockholders Agreement in connection with her ownership of 11,076,709 shares of the Registrant’s common stock, par value $0.01 per share, that were transferred to Ms. Wynn by Mr. Wynn and (b) became subject to the covenants and provisions thereof, including with respect to voting agreements, preemptive rights, rights of first refusal, tag-along rights and certain other restrictions on transfer of such shares subject to release of $10 million of such shares on January 6, 2010 and on each of the following nine anniversaries thereof.  In addition, the Amended and Restated Stockholders Agreement amended the voting agreement provision to provide that each of Mr. Wynn, Ms. Wynn and Aruze agree to vote all shares of the Registrant held by them and subject to the terms of the Amended and Restated Stockholders Agreement in a manner so as to elect to the Registrant’s Board of Directors each of the nominees contained on each and every slate of directors endorsed by Mr. Wynn, which slate shall include, subject to certain conditions, Ms. Wynn and, so long as such slate results in a majority of directors at all times being candidates endorsed by Mr. Wynn, nominees approved by Aruze.

The foregoing description of the Amended and Restated Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Stockholders Agreement which is filed herewith as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit
Number	Description

10.1	Amended and Restated Stockholders Agreement, dated January 6, 2010, by and among Stephen A. Wynn, Elaine P. Wynn and Aruze USA, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 6, 2010

WYNN RESORTS, LIMITED

By:	/s/ Matt Maddox
Matt Maddox
Chief Financial Officer and
Treasurer